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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and the related prospectus, pertaining to the Bank of the Commonwealth Directors' Deferred Compensation Plan and the Bank of the Commonwealth Supplemental Executive Retirement Plan, of our report dated January 12, 2001, with respect to Commonwealth Bankshares, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission

                                       /s/ POTI, WALTON & ASSOCIATES, PC


Richmond, Virginia
January 24, 2002